News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Michael D. Earl
Vice President, Investor Relations
(918) 493-7700
www.unitcorp.com

For Immediate Release
November 8, 2019

UNIT CORPORATION REPORTS 2019 THIRD QUARTER RESULTS

Tulsa, Oklahoma . . . Unit Corporation (NYSE-UNT) today reported its financial and operational results for the third quarter of 2019. Operational highlights include:

Oil and natural gas segment:
•Segment production increased 6% and capital expenditures decreased 56% during the quarter, as compared to the second quarter.
•Continued focus on increasing oil production, with this quarter's oil production increasing 28% over the second quarter and representing 21% of total equivalent production in the quarter.
•Lease operating expense decreased 11% during the quarter compared to the second quarter.
•Red Fork and SOHOT well results continue to meet or exceed expectations.

Contract drilling segment:
•BOSS drilling rigs continue to be 100% contracted.
•Construction of the 14th BOSS drilling rig was substantially completed and the rig is expected to begin working during the fourth quarter.

Mid-stream segment:
•Continued third-party operator drilling activity in the Cashion/Reeding gathering and processing system areas resulted in a 12% quarter-over-quarter throughput volume increase.

THIRD QUARTER 2019 FINANCIAL RESULTS
Net loss attributable to Unit for the quarter was $206.9 million, or $3.91 per diluted share, compared to net income attributable to Unit of $18.9 million, or $0.36 per diluted share, for the third quarter of 2018. The quarter's results included the following pre-tax non-cash write downs: $169.8 million ceiling test write down in the carrying value of Unit’s oil and natural gas properties and certain gathering system assets; $62.8 million in goodwill associated with the contract drilling segment; and $2.3 million in the carrying value of line-fill associated with the mid-stream segment. Adjusted net loss attributable to Unit (which excludes the effect of non-cash commodity derivatives and the effects of the write-downs) for the quarter was $15.7 million, or $0.30 per diluted share, as compared to adjusted net income attributable to Unit of $15.7 million, or $0.30 per diluted share, for the same quarter for 2018 (see non-GAAP financial measures below). The loss is primarily attributable to the deterioration in realized natural gas liquids (NGLs) prices and natural gas prices experienced during the quarter. Total revenues for the quarter were $155.4 million (50% oil and natural gas, 24% contract drilling, and 26% mid-stream), compared to $220.1 million (51% oil and natural gas, 23% contract drilling, and 26% mid-stream) for the third quarter of 2018. Adjusted EBITDA attributable to Unit was $58.8 million, or $1.11 per diluted share (see non-GAAP financial measures below).

For the first nine months of 2019, net loss attributable to Unit was $218.9 million, or $4.14 per diluted share, compared to net income attributable to Unit of $32.6 million, or $0.62 per diluted share, for the first nine months of 2018. Excluding the effect of the third quarter 2019 write downs discussed above and the effect of non-cash commodity derivatives, adjusted net loss attributable to Unit was $24.1 million, or $0.46 per diluted share, as compared to adjusted net income attributable to Unit of $38.0 million, or $0.72 per diluted share, for the same period for 2018 (see non-GAAP financial measures below). Total revenues for the first nine months were $510.3 million (47% oil and natural gas, 26% contract drilling, and 27% mid-stream), compared to $628.5 million (50% oil and natural gas, 23% contract drilling, and 27% mid-stream) for the first nine months of 2018. Adjusted EBITDA attributable to Unit for the first nine months was $195.1 million, or $3.69 per diluted share (see non-GAAP financial measures below).

OIL AND NATURAL GAS SEGMENT INFORMATION
For the quarter, total equivalent production was 4.4 million barrels of oil equivalent (MMBoe), a 6% increase over the second quarter. Oil and NGLs production represented 49% of total equivalent production. Oil production was 10,074 barrels per day, an increase of 26% over the second quarter. NGLs production was 13,480 barrels per day, a 1% increase over the second quarter. Natural gas production was 145.2 million cubic feet (MMcf) per day, a 1% decrease from the second quarter. Total equivalent production for the first nine months of 2019 was 12.7 MMBoe.

Unit’s average realized per barrel equivalent price for the quarter was $18.70, which was relatively unchanged compared to the second quarter. Unit’s average natural gas price was $1.83 per thousand cubic feet (Mcf), a decrease of 2% from the second quarter. Unit’s average oil price was $56.62 per barrel, a decrease of 6% from the second quarter. Unit’s average NGLs price was $8.50 per barrel, a decrease of 32% from the second quarter. All prices in this paragraph include the effects of derivative contracts.

During the quarter, Unit continued to focus on increasing its oil production. At year-end 2018, oil represented slightly over 17% of Unit's production stream, and for the quarter, oil represented 21% of Unit's production.

Larry Pinkston, Chief Executive Officer and President, said: “The quarter's early focus was on completion activities for wells drilled in the prior quarter. The increase in oil production during the quarter resulted from the new Redfork and Marchand wells which met or exceeded our expectations. While third quarter production resulted in a significant increase over the second quarter, we anticipate annual production to be in line with our projection of approximately 17.0 MMBoe as we continue to have no rigs currently running for this segment."

This table illustrates certain comparative production, realized prices, and operating profit for the periods indicated:

	Three Months Ended			Three Months Ended			Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Change	Sep 30, 2019	Jun 30, 2019	Change	Sep 30, 2019	Sep 30, 2018	Change
Oil Production, MBbl	927	692	34%	927	726	28%	2,341	2,121	10%
NGLs Production, MBbl	1,240	1,278	(3)%	1,240	1,210	2%	3,657	3,702	(1)%
Natural Gas Production, Bcf	13.4	14.3	(7)%	13.4	13.3	1%	40.0	41.6	(4)%
Production, MBoe	4,394	4,359	1%	4,394	4,151	6%	12,668	12,752	(1)%
Production, MBoe/day	47.8	47.4	1%	47.8	45.6	5%	46.4	46.7	(1)%
Avg. Realized Natural Gas Price, Mcf (1)	$1.83	$2.27	(19)%	$1.83	$1.86	(2)%	$2.07	$2.35	(12)%
Avg. Realized NGL Price, Bbl (1)	$8.50	$25.66	(67)%	$8.50	$12.52	(32)%	$12.21	$23.03	(47)%
Avg. Realized Oil Price, Bbl (1)	$56.62	$57.72	2%	$56.62	$59.94	(6)%	$57.55	$56.4	2%
Avg. Price / Boe for Revenue Recognition	$(1.22)	$(1.19)	(3)%	$(1.22)	$(1.17)	(4)%	$(1.25)	$(0.95)	(32)%
Realized Price / Boe (1)	$18.70	$22.96	(19)%	$18.70	$18.75	—%	$19.44	$22.79	(15)%
Operating Profit Before Depreciation, Depletion, Impairment & Amortization (MM) (2)	$42.7	$79.5	(46)%	$42.7	$41.6	3%	$137.6	$216.5	(36)%
(1) Realized price includes oil, NGLs, natural gas, and associated derivatives.
(2) Operating profit before depreciation is calculated by taking operating revenues for this segment less operating expenses excluding depreciation, depletion, amortization, and impairment. (See non-GAAP financial measures below.)

CONTRACT DRILLING SEGMENT INFORMATION
Unit’s average number of drilling rigs working during the quarter was 20.4, a decrease of 29% from the second quarter. Per day drilling rig rates averaged $19,276, up 4% over the second quarter. For the first nine months of 2019, per day drilling rig rates averaged $18,635, an 8% increase over the first nine months of 2018. Average per day operating margin for the quarter was $4,635 (with no elimination of intercompany drilling rig profit). This compares to second quarter average operating margin of $5,526 (before elimination of intercompany drilling rig profit of $0.7 million), a decrease of 16%, or $891. Average per day operating margin for the first nine months of 2019 was $6,011 (before elimination of intercompany drilling rig profit of $1.6 million). This compares to the first nine months of 2018 average operating margin of $5,647 (before elimination of intercompany drilling rig profit of $2.4 million), an increase of 6%, or $364 (in each case regarding eliminating intercompany drilling rig profit - see non-GAAP financial measures below). Average operating margins for the first nine months included early termination fees of approximately $4.8 million, or $650 per day, from the cancellation of certain third-party long-term contracts. As noted, in this quarter, this segment recognized goodwill impairment charges of $62.8 million, pre-tax ($59.7 million, net of tax) representing all of the goodwill.

Pinkston said: “We substantially completed the construction of our 14th BOSS drilling rig during the later part of the quarter, and the rig is scheduled to start work late in the fourth quarter. Our BOSS drilling rigs continue to maintain 100% utilization. Term contracts (contracts with original terms ranging from six months to three years in length) are in place for 15 of our drilling rigs at the end of the quarter. Of the 15 contracts, three are up for renewal in the fourth quarter, eight in 2020, and four after 2020.”

This table illustrates certain comparative results for the periods indicated:

	Three Months Ended			Three Months Ended			Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Change	Sep 30, 2019	Jun 30, 2019	Change	Sep 30, 2019	Sep 30, 2018	Change
Rigs Utilized	20.4	34.2	(40)%	20.4	28.6	(29)%	26.8	32.7	(18)%
Operating Profit Before Depreciation & Impairment (MM)(1)	$8.8	$18.6	(53)%	$8.8	$13.7	(36)%	$42.3	$47.9	(12)%
(1) Operating profit before depreciation is calculated by taking operating revenues for this segment less operating expenses excluding depreciation and impairment. (See non-GAAP financial measures below.)

MID-STREAM SEGMENT INFORMATION
For the quarter, gas processed volumes per day increased 1% over the second quarter, while gas gathered and liquids sold volumes per day decreased 8% and 20%, respectively. Operating profit (as defined in the footnote below) for the quarter was $11.3 million, a 4% decrease from the second quarter.

For the first nine months of 2019, gas gathered and gas processed volumes per day increased 14% and 5%, respectively, as compared to the first nine months of 2018, while liquids sold volumes per day decreased by 1%. Operating profit (as defined in the footnote below) for the first nine months of 2019 was $36.2 million, a decrease of 17% from the first nine months of 2018.

This table illustrates certain comparative results for the periods indicated:

	Three Months Ended			Three Months Ended			Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Change	Sep 30, 2019	Jun 30, 2019	Change	Sep 30, 2019	Sep 30, 2018	Change
Gas Gathering, Mcf/day	428,573	415,862	3%	428,573	465,714	(8)%	447,989	393,414	14%
Gas Processing, Mcf/day	167,687	160,294	5%	167,687	165,682	1%	165,061	157,313	5%
Liquids Sold, Gallons/day	572,852	700,523	(18)%	572,852	711,192	(20)%	644,601	651,979	(1)%
Operating Profit Before Depreciation, Impairment & Amortization (MM) (1)	$11.3	$14.7	(23)%	$11.3	$11.8	(4)%	$36.2	$43.5	(17)%
(1) Operating profit before depreciation is calculated by taking operating revenues for this segment less operating expenses excluding depreciation, amortization, and impairment. (See non-GAAP financial measures below.)

Pinkston said: “The Reeding natural gas processing plant that we added to the Cashion system continues to perform well. The third party operators in the area continue to be active and add new wells. We continue to actively evaluate opportunities to accelerate growth of the segment.”

FINANCIAL INFORMATION
Unit ended the quarter with long-term debt of $784.4 million, consisting of $646.2 million in senior subordinated notes (net of unamortized discount and debt issuance costs), $134.1 million in borrowings under the Unit credit agreement, and $4.1 million in borrowings under the Superior credit facility. The Unit Corporation credit agreement semi-annual borrowing base was re-determined effective as of September 26, 2019 with a new borrowing base set at $275 million. The Superior credit agreement remains in place with a facility size of $200 million.

WEBCAST
Unit uses its website to disclose material nonpublic information and for complying with its disclosure obligations under Regulation FD. The website includes those disclosures in the 'Investor Information' sections. So, investors should monitor that portion of the website, besides following the press releases, SEC filings, and public conference calls and webcasts.

Unit will webcast its third quarter earnings conference call live over the Internet on November 8, 2019, at 10:00 a.m. Central Time (11:00 a.m. Eastern). To listen to the live call, please go to http://www.unitcorp.com/investor/calendar.htm at least fifteen minutes before the start of the call to download and install any necessary audio software. For those who are not available to listen to the live webcast, a replay will be available shortly after the call and will remain on the site for 90 days.

_____________________________________________________

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling, and gas gathering and processing. Unit’s Common Stock is listed on the New York Stock Exchange under the symbol UNT. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.

FORWARD-LOOKING STATEMENT
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that the company expects, believes, or anticipates will or may occur are forward-looking statements. Several risks and uncertainties could cause actual results to differ materially from these statements, including changes in commodity prices, the productive capabilities of the company’s wells, future demand for oil and natural gas, future drilling rig utilization and dayrates, projected rate of the company’s oil and natural gas production, the amount available to the company for borrowings, its anticipated borrowing needs under its credit agreements, the ability to refinance the company's senior subordinated notes, the number of wells to be drilled by the company’s oil and natural gas segment, the potential productive capability of its prospective plays, and other factors described occasionally in the company’s publicly available SEC reports. The company assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.

Unit Corporation
Selected Financial Highlights
(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Statement of Operations:
Revenues:
Oil and natural gas	78,045	111,623	241,955	317,040
Contract drilling	37,596	50,612	131,788	143,527
Gas gathering and processing	39,798	57,823	136,533	167,926
Total revenues	155,439	220,058	510,276	628,493
Expenses:
Operating costs:
Oil and natural gas	35,364	32,139	104,320	100,519
Contract drilling	28,796	32,032	89,505	95,593
Gas gathering and processing	28,493	43,134	100,339	124,441
Total operating costs	92,653	107,305	294,164	320,553
Depreciation, depletion, and amortization	70,214	63,537	198,632	178,976
Impairments	234,880	—	234,880	—
General and administrative	10,094	9,278	29,899	28,752
(Gain) loss on disposition of assets	231	(253)	1,424	(575)
Total operating expenses	408,072	179,867	758,999	527,706

Income (loss) from operations	(252,633)	40,191	(248,723)	100,787

Other income (expense):
Interest, net	(9,534)	(7,945)	(27,067)	(25,678)
Gain (loss) on derivatives	4,237	(4,385)	5,232	(25,608)
Other	(622)	6	(611)	17
Total other income (expense)	(5,919)	(12,324)	(22,446)	(51,269)

Income (loss) before income taxes	(258,552)	27,867	(271,169)	49,518

Income tax expense (benefit):
Deferred	(50,763)	6,744	(53,081)	12,380
Total income taxes	(50,763)	6,744	(53,081)	12,380

Net income (loss)	(207,789)	21,123	(218,088)	37,138
Net income (loss) attributable to non-controlling interest	(903)	2,224	811	4,586
Net income (loss) attributable to Unit Corporation	$(206,886)	$18,899	$(218,899)	$32,552

Net income (loss) attributable to Unit Corporation per common share:
Basic	$(3.91)	$0.36	$(4.14)	$0.63
Diluted	$(3.91)	$0.36	$(4.14)	$0.62

Weighted average shares outstanding:
Basic	52,950	52,068	52,814	51,951
Diluted	52,950	53,140	52,814	52,759

Unit Corporation
Selected Financial Highlights-continued
(In thousands)

	September 30,	December 31,
	2019	2018
Balance Sheet Data:
Current assets	$117,265	$170,359
Total assets	$2,539,909	$2,698,053
Current liabilities	$173,381	$213,859
Long-term debt	$784,352	$644,475
Other long-term liabilities and non-current derivative liability	$99,267	$101,527
Deferred income taxes	$91,676	$144,748
Total shareholders’ equity attributable to Unit Corporation	$1,391,233	$1,593,444

	Nine Months Ended September 30,
	2019	2018
Statement of Cash Flows Data:
Cash flow from operations before changes in operating assets and liabilities	$189,470	$253,693
Net change in operating assets and liabilities	29,980	(12,211)
Net cash provided by operating activities	$219,450	$241,482
Net cash used in investing activities	$(357,793)	$(279,507)
Net cash provided by financing activities	$132,503	$128,881

Non-GAAP Financial Measures
Unit Corporation reports its financial results under generally accepted accounting principles (“GAAP”). The company believes certain non-GAAP measures provide users of its financial information and its management additional meaningful information to evaluate the performance of the company.

This press release includes net income (loss) and earnings (loss) per share excluding the effect of the cash-settled commodity derivatives, its reconciliation of segment operating profit, its drilling segment’s average daily operating margin before elimination of intercompany drilling rig profit and bad debt expense, its cash flow from operations before changes in operating assets and liabilities, and its reconciliation of net income to adjusted EBITDA.

Below are reconciliations of GAAP financial measures to non-GAAP financial measures for the periods below. Non-GAAP financial measures should not be considered by themselves or a substitute for results reported under GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared under GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Unit Corporation
Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In thousands except earnings per share)
Adjusted net income (loss) attributable to Unit Corporation:
Net income (loss) attributable to Unit Corporation	$(206,886)	$18,899	$(218,899)	$32,552
Impairment adjustment (net of income tax)	189,486	—	189,486	—
(Gain) loss on derivatives (net of income tax)	(3,377)	3,531	(4,213)	18,553
Settlements during the period of matured derivative contracts (net of income tax)	5,066	(6,751)	9,522	(13,070)
Adjusted net income (loss) attributable to Unit Corporation	$(15,711)	$15,679	$(24,104)	$38,035

Adjusted diluted earnings (loss) attributable to Unit Corporation per share:
Diluted earnings (loss) per share	$(3.91)	$0.36	$(4.14)	$0.62
Diluted earnings per share from the impairments	3.58	—	3.58	—
Diluted earnings (loss) per share from (gain) loss on derivatives	(0.06)	0.07	(0.08)	0.35
Diluted earnings (loss) per share from settlements of matured derivative contracts	0.09	(0.13)	0.18	(0.25)
Adjusted diluted earnings (loss) attributable to Unit Corporation per share	$(0.30)	$0.30	$(0.46)	$0.72

Weighted shares (denominator)	52,950	53,140	52,814	52,759
 ________________
The company has included the net income and diluted earnings per share including only the cash-settled commodity derivatives because:
•It uses the adjusted net income to evaluate the operational performance of the company.
•The adjusted net income is more comparable to earnings estimates provided by securities analysts.

Unit Corporation
Reconciliation of Segment Operating Profit

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
	2019	2019	2018	2019	2018
	(In thousands)
Oil and natural gas	$41,573	$42,681	$79,484	$137,635	$216,521
Contract drilling	13,729	8,800	18,580	42,283	47,934
Gas gathering and processing	11,803	11,305	14,689	36,194	43,485
Total operating profit	67,105	62,786	112,753	216,112	307,940
Depreciation, depletion and amortization	(66,292)	(70,214)	(63,537)	(198,632)	(178,976)
Impairments	—	(234,880)	—	(234,880)	—
Total operating income (loss)	813	(242,308)	49,216	(217,400)	128,964
General and administrative	(10,064)	(10,094)	(9,278)	(29,899)	(28,752)
Gain (loss) on disposition of assets	422	(231)	253	(1,424)	575
Interest, net	(8,995)	(9,534)	(7,945)	(27,067)	(25,678)
Gain (loss) on derivatives	7,927	4,237	(4,385)	5,232	(25,608)
Other	6	(622)	6	(611)	17
Income (loss) before income taxes	$(9,891)	$(258,552)	$27,867	$(271,169)	$49,518
_________________
The company has included segment operating profit because:
•It considers segment operating profit to be an important supplemental measure of operating performance for presenting trends in its core businesses.
•Segment operating profit is useful to investors because it provides a means to evaluate the operating performance of the segments and company using the criteria used by management.

Unit Corporation
Reconciliation of Average Daily Operating Margin Before Elimination of Intercompany Rig Profit

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
	2019	2019	2018	2019	2018
	(In thousands except for operating days and operating margins)
Contract drilling revenue	$43,037	$37,596	$50,612	$131,788	$143,527
Contract drilling operating cost	29,308	28,796	32,032	89,505	95,593
Operating profit from contract drilling	13,729	8,800	18,580	42,283	47,934
Add:
Elimination of intercompany rig profit	654	(87)	1,186	1,627	2,434
Operating profit from contract drilling before elimination of intercompany rig profit	14,383	8,713	19,766	43,910	50,368
Contract drilling operating days	2,603	1,880	3,142	7,305	8,919
Average daily operating margin before elimination of intercompany rig profit	$5,526	$4,635	$6,291	$6,011	$5,647
 ________________
The company has included the average daily operating margin before elimination of intercompany rig profit because:
•Its management uses the measurement to evaluate the cash flow performance of its contract drilling segment and to evaluate the performance of contract drilling management.
•It is used by investors and financial analysts to evaluate the performance of the company.
•Average operating margins for the first quarter and six months of 2019 included early termination fees of approximately $4.8 million, or $1,684 per day and $875 per day, respectively, from the cancellation of certain third-party long-term contracts.

Unit Corporation
Reconciliation of Cash Flow From Operations Before Changes in Operating Assets and Liabilities

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Net cash provided by operating activities	$219,450	$241,482
Net change in operating assets and liabilities	29,980	(12,211)
Cash flow from operations before changes in operating assets and liabilities	$189,470	$253,693
 ________________
The company has included the cash flow from operations before changes in operating assets and liabilities because:
•It is an accepted financial indicator used by its management and companies in the industry to measure the company’s ability to generate cash used to internally fund its business activities.
•It is used by investors and financial analysts to evaluate the performance of the company.

Unit Corporation
Reconciliation of Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In thousands except earnings per share)

Net income (loss)	$(207,789)	$21,123	$(218,088)	$37,138
Income taxes	(50,763)	6,744	(53,081)	12,380
Depreciation, depletion and amortization	70,214	63,537	198,632	178,976
Impairments	234,880	—	234,880	—
Interest, net	9,534	7,945	27,067	25,678
(Gain) loss on derivatives	(4,237)	4,385	(5,232)	25,608
Settlements during the period of matured derivative contracts	6,515	(9,112)	11,829	(18,040)
Stock compensation plans	5,920	5,324	17,107	17,397
Other non-cash items	582	(717)	411	(1,841)
(Gain) loss on disposition of assets	231	(253)	1,424	(575)
Adjusted EBITDA	65,087	98,976	214,949	276,721
Adjusted EBITDA attributable to non-controlling interest	6,311	8,154	19,808	15,173
Adjusted EBITDA attributable to Unit Corporation	$58,776	$90,822	$195,141	$261,548

Diluted earnings (loss) per share attributable to Unit	$(3.91)	$0.36	$(4.14)	$0.62
Diluted earnings per share from income taxes	(0.96)	0.13	(1.01)	0.23
Diluted earnings per share from depreciation, depletion and amortization	1.21	1.09	3.42	3.18
Diluted earnings per share from impairments	4.42	—	4.43	—
Diluted earnings per share from interest, net	0.18	0.14	0.50	0.48
Diluted earnings per share from (gain) loss on derivatives	(0.08)	0.08	(0.10)	0.49
Diluted earnings per share from settlements during the period of matured derivative contracts	0.12	(0.17)	0.22	(0.34)
Diluted earnings per share from stock compensation plans	0.11	0.10	0.31	0.33
Diluted earnings per share from other non-cash items	0.02	(0.01)	0.03	(0.02)
Diluted earnings per share from (gain) loss on disposition of assets	—	(0.01)	0.03	(0.01)
Adjusted EBITDA per diluted share	$1.11	$1.71	$3.69	$4.96

Weighted shares (denominator)	52,950	53,140	52,814	52,759
 ________________
The company has included the adjusted EBITDA, which excludes gain or loss on disposition of assets and includes only the cash-settled commodity derivatives because:
•It uses adjusted EBITDA to evaluate the operational performance of the company.
•Adjusted EBITDA is more comparable to estimates provided by securities analysts.